Exhibit 99.1

NEWS RELEASE

ARAMARK Corporation

Kristine Grow, 215-238-3538

grow-kristine@aramark.com

ARAMARK SHAREHOLDERS VOTE TO APPROVE BUYOUT

PHILADELPHIA, December 20, 2006 – ARAMARK Corporation (NYSE: RMK), a world leader in providing professional services, announced that its shareholders overwhelmingly voted at a special meeting today to adopt the merger agreement entered into on August 8, 2006, providing for the acquisition of ARAMARK by an investor group led by Joseph Neubauer and investment funds managed by GS Capital Partners, CCMP Capital Advisors and J.P. Morgan Partners, Thomas H. Lee Partners and Warburg Pincus LLC.

Adoption of the merger agreement was subject to two votes. Under Delaware law, the merger agreement was required to be adopted by shareholders holding at least a majority in combined voting power of the company’s common stock outstanding on the record date of November 3, 2006. In addition to the vote required under Delaware law, the transaction was required to be approved by a majority of the combined voting power of the company’s common stock voted at the special meeting. For purposes of the second vote, each share of Class A common stock beneficially owned by Mr. Neubauer and other members of the company’s management committee was counted as only one vote, rather than the ten votes to which each such share is otherwise entitled.

Based on the preliminary tally of shares voted, for purposes of the vote required under Delaware law, 606 million votes were cast at the special meeting, representing 88 percent of the total voting power of ARAMARK’s outstanding voting shares. Of those votes cast, 592 million votes were cast in favor of the adoption of the merger agreement, representing 86 percent of the total voting power of ARAMARK’s outstanding voting shares and 97 percent of the votes cast. For the purposes of the second vote, 375 million votes were cast at the special meeting. Of those votes cast, 360 million votes were cast in favor of the adoption of the merger agreement, representing 96 percent of the total votes cast at the meeting.

Under the terms of the merger agreement, ARAMARK shareholders will receive $33.80 in cash for each share of ARAMARK common stock held. Subject to the satisfaction of customary closing conditions, the transaction is anticipated to close at the end of January 2007.

About ARAMARK

ARAMARK is a leader in professional services, providing award-winning food services, facilities management, and uniform and career apparel to health care institutions, universities and school districts, stadiums and arenas, and businesses around the world. In FORTUNE magazine’s 2006 list of “America’s Most Admired Companies,” ARAMARK was ranked number one in its industry, consistently ranking since 1998 as one of the top three most admired companies in its industry as evaluated by peers and industry analysts. The company was also ranked first in its industry in the 2006 FORTUNE 500 survey. Headquartered in Philadelphia, ARAMARK has approximately 240,000 employees serving clients in 18 countries. Learn more at the company’s Web site, www.aramark.com

Forward-Looking Statements

Forward-looking statements speak only as of the date made. We undertake no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect the events or circumstances arising after the date as of which they were made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us.

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views as to future events and financial performance with respect to our operations. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “aim,” “anticipate,” “are confident,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe,” “look to” and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance.

These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that might cause such a difference include: unfavorable economic conditions; ramifications of any future terrorist attacks or increased security alert levels; increased operating costs, including labor-related and energy costs; shortages of qualified personnel or increases in labor costs; costs and possible effects of further unionization of our workforce; currency risks and other risks associated with international markets; risks associated with acquisitions, including acquisition integration issues and costs; our ability to integrate and derive the expected benefits from our recent acquisitions; competition; decline in attendance at client facilities; unpredictability of sales and expenses due to contract terms and terminations; the impact of natural disasters on our sales and operating results; the risk that clients may become insolvent; the risk that our insurers may become insolvent or may liquidate; the contract intensive nature of our business, which may lead to client disputes; high leverage; claims relating to the provision of food services; costs of compliance with governmental regulations and government investigations; liability associated with noncompliance with governmental regulations, including regulations pertaining to food services, the environment, the Federal school lunch program, Federal and state employment and wage and hour laws and import and export controls and customs laws; dram shop compliance and litigation; contract compliance and administration issues, inability to retain current clients and renew existing client contracts; determination by customers to reduce their outsourcing and use of preferred vendors; seasonality; merger related risks, including the impact on our business if the merger is not completed, the effect on our operations of increased leverage and limitations on our flexibility as a result of increased restrictions in our debt agreements; and other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of and elsewhere in ARAMARK’s SEC filings, copies of which may be obtained by contacting ARAMARK’s investor relations department via its website www.aramark.com.

# # #